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                                                                   Exhibit 10.6

                                   EXHIBIT "A"

                         TRUEVISION INTERNATIONAL, INC.
                  AMENDED NON-STATUTORY STOCK OPTION AGREEMENT


         TrueVision International, Inc., a Delaware corporation ("Company"), hereby grants to Frank J. Seifert ("Optionee"), an option ("Option") to purchase a total of 83,333 shares of the common stock of the Company ("Shares"), at the price set forth herein, and in all respects subject to the terms, definitions and provisions of this Option Agreement and the Company's 1998 Stock Option Plan ("Plan"), which is incorporated herein by reference.

         1. NATURE OF THE OPTION. The Option is intended to be a non-statutory stock option and NOT an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

         2. OPTION PRICE. The Option Price is $6.15 for each Share.

         3. VESTING AND EXERCISE OF OPTION. The Option shall vest and become exercisable during its term in accordance with the following provisions and in accordance with the Plan:

            (a)      VESTING AND RIGHT TO EXERCISE.

                     (i) The Option shall vest thirty-six (36) months from the date of this Option Agreement and become fully exercisable at that time with respect to all 83,333 of the Shares subject to the Option. Subject to the provisions of subparagraphs (ii) and (iii) below, the Optionee can exercise any portion of the Option that has vested until the expiration of the Option term.

                     (ii) In the event of the Optionee's death or disability, the exercisability of the Option shall be governed by the relevant provisions of the Plan.

                     (iii) The Option may not be exercised for fractional shares or for less than one thousand (1,000) Shares.

                  (b) METHOD OF EXERCISE. In order to exercise any portion of this Option, the Optionee shall notify the Company in writing of the election to exercise the Option, the number of Shares in respect of which the Option is being exercised and if applicable, the Consent of Spouse forms which are attached hereto. The notice of election to exercise all or any portion of this Option must be accompanied by payment in full of the aggregate purchase price of the Shares to be purchased. The certificate or certificates for Shares as to which the Option has been exercised shall be registered in the name of the Optionee.




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                  (c) RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of the Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities law or any other law or regulation. Furthermore, the method and manner of payment of the Option Price will be subject to the rules under Part 207 of Title 12 of the code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board if such rules apply to the Company at the date of exercise. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company at the time of exercise of the Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. Accordingly, the stock certificates for the Shares issued upon exercise of this Option may bear appropriate legends restricting transfer.

         4. NON-TRANSFERABILITY OF OPTION. This Option may be exercised during the lifetime of the Optionee only by the Optionee and, may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

         5. METHOD OF PAYMENT. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

            (a)   cash;

            (b)   certified or bank cashier's check; or

            (c) in the event there exists a public market for the Company's common stock on the date of exercise, by surrender of Shares of the Company's common stock, provided that if such Shares were acquired upon exercise of an incentive stock option, the Optionee must have first satisfied the holding period requirements under Section 422(a)(1) of the Code. In this case payment shall be made as follows:

                  (i) In addition to the execution and delivery of any other documents that may be required for the exercise of this Option, Optionee shall deliver to the secretary of the Company a written notice which shall set forth the portion of the purchase price by the average of the last reported bid and asked prices per Share of common stock of the Company, as reported in THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System or, in the event the common stock is listed on a national securities exchange, or on the NASDAQ National Market System (or any successor national market system), the closing price of common stock of the Company on such exchange as reported in THE WALL STREET JOURNAL, for the day on which




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the notice of exercise is sent or delivered;

                  (ii) Fractional shares shall be disregarded and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph (i) above;

                  (iii) The written notice shall be accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificate(s) representing said Shares shall be delivered to the Company at its principal offices within five (5) working days from the date of the notice of exercise;

                  (iv) The Optionee hereby authorizes and directs the secretary or stock transfer agent of the Company to transfer so many of the Shares represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein;

                  (v) If any such transfer of Shares requires the consent of the California Commissioner of Corporations or of some other agency under the securities laws of any other state, or an opinion of counsel for the Company or Optionee that such transfer may be effected under applicable federal and state securities laws, the time periods specified herein shall be extended for such periods as the necessary request for consent to transfer is pending before said Commissioner or other agency, or until counsel renders such an opinion, as the case may be. All parties agree to cooperate in making such request for transfer, or in obtaining such opinion of counsel, and no transfer shall be effected without such consent or opinion if required by law; and

                  (vi) Notwithstanding any other provision herein, the Optionee shall only be permitted to pay the purchase price with Shares of the Company's common stock owned by him as of the exercise date in the manner and within the time periods allowed under 17 CFR Section 240.16b-3 promulgated under the Securities Exchange Act of 1934 as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the United States Securities and Exchange Commission.

         6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. The number of Shares covered by this Option shall be adjusted in accordance with the provisions of the Plan in the event of changes in the capitalization or organization of the Company, or if the Company is a party to a merger or other corporate reorganization.

         7. TERM OF OPTION. This Option may not be exercised more than ten (10) years and one (1) day from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         8. VOTING RIGHTS. The Optionee hereby agrees that any Shares acquired upon the exercise of this Option shall be subject to a restriction that prohibits the Optionee from voting such Shares for a


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period of two (2) years from the date of exercise of the Option. This provision restricting the Optionee's voting rights with respect to the Shares shall be void and of no effect at such time as the Optionee may sell or transfer the Shares during the term of the voting restriction.

         9. INCOME TAX WITHHOLDING. The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by federal, state or local laws as a result of the exercise of this Option. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, the Optionee agrees to pay the Company the amount of any such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an employee of the Company at that time.

DATE OF AMENDED GRANT: December 23, 1999


By:
   -----------------------------
John C. Homan, Chief Executive Officer



         The Optionee acknowledges receipt of a copy of the Plan and the exhibits referred to therein and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the committee upon any questions arising under the Plan.

Dated:  December 23, 1999


                                          OPTIONEE:


                                          --------------------------------
                                          Frank J. Seifert






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                                CONSENT OF SPOUSE

         I, ____________________________________________, spouse of the
Optionee who executed the foregoing Agreement, hereby agree that my spouse's interest in the Shares of common stock subject to said Agreement shall be irrevocably bound by the Agreement's terms. I further agree that my community property interest in such Shares, if any, shall similarly be bound by said Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of said Agreement and this consent.

Dated: December ___, 1999



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